Exhibit 32.1
Certification of
Chief Executive Officer and Chief Financial Officer
under Section 906 of the
Sarbanes Oxley Act of 2002, 18 U.S.C. § 1350
In connection with the report on Form 10-K of Black Stone Minerals, L.P. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas L. Carter, Jr., Chief Executive Officer of the Company, and H. Taylor DeWalch, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 25, 2025	/s/ Thomas L. Carter, Jr.
Thomas L. Carter, Jr.
Chief Executive Officer
Black Stone Minerals GP, L.L.C., the general partner of Black Stone Minerals, L.P.

Date:	February 25, 2025	/s/ H. Taylor DeWalch
H. Taylor DeWalch
Chief Financial Officer
Black Stone Minerals GP, L.L.C., the general partner of Black Stone Minerals, L.P.